Exhibit 99.1

NEXSTAR MEDIA GROUP ANNOUNCES OFFERING OF

$3,390 million SENIOR SECURED NOTES DUE 2033 AND

$1,725 million SENIOR NOTES DUE 2034

IRVING, Texas (March 20, 2026) – Nexstar Media Group, Inc. (NASDAQ: NXST) (“Nexstar” or the “Company”) announced today that Nexstar Media Inc. (“Nexstar Media”), its wholly-owned subsidiary, intends to offer, subject to market and other conditions, $3,390 million in aggregate principal amount of new senior secured notes due 2033 (the “Secured Notes”) and $1,725 million in aggregate principal amount of new senior notes due 2034 (the “Unsecured Notes” and, together with the Secured Notes, the “Notes”), in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will be senior secured or unsecured obligations, as applicable, of Nexstar Media and will be guaranteed on a senior secured or unsecured basis, as applicable, by the Company, Mission Broadcasting, Inc. (“Mission”) and any direct or indirect restricted subsidiary of Mission and by certain of Nexstar Media’s existing and future restricted subsidiaries that will guarantee its credit facilities.

Nexstar Media intends to use the proceeds from the proposed offering of the Secured Notes, together with cash on hand, to (i) repay borrowings outstanding under its bridge credit facilities incurred in connection with the closing of the acquisition of TEGNA Inc. (“TEGNA”), (ii) repay certain borrowings outstanding under its new senior secured credit facilities, (iii) fund the purchase of TEGNA’s 5.00% senior notes due 2029 in connection with Nexstar Media’s tender offer for such notes and (iv) pay fees and expenses in connection with the foregoing and the TEGNA acquisition. Nexstar Media intends to use the proceeds from the offering of the Unsecured Notes to (i) fund the redemption of Nexstar Media’s 5.625% senior notes due 2027 and (ii) pay fees and expenses incurred in connection with the foregoing. This press release does not constitute a notice of redemption of TEGNA’s or Nexstar Media’s outstanding notes.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST), is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including but not limited to: the

Exhibit 99.1

ultimate benefits and synergies of the merger with TEGNA and related integration and litigation risks; the risks and uncertainties of current economic factors that are beyond our control, such as tariffs and other trade barriers, capital markets volatility, sustained inflation, high interest rates and supply chain disruptions; any projections or expectations of earnings, revenue, financial performance, liquidity and capital resources or other financial items; any assumptions or projections about the television broadcasting industry; any statements of our plans, strategies and objectives for our future operations, performance, liquidity and capital resources or other financial items; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and other similar words.

Investor Contacts:

Lee Ann Gliha

Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman EVP and Chief Communications Officer

Nexstar Media Group, Inc.

972/373-8800

gweitman@nexstar.tv